Exhibit 99.1
ASCENT MEDIA CORPORATION ANNOUNCES FINANCIAL RESULTS FOR QUARTER ENDED JUNE 30, 2010
Englewood, Colorado — August 9, 2010 — Ascent Media Corporation (“Ascent Media” or the “Company”) (Nasdaq: ASCMA) today reported results for the quarter ended June 30, 2010. Ascent Media is a holding company that owns Ascent Media Group (“AMG”), a leading global provider of fully integrated, end-to-end services for the digital media supply chain. The Company holds significant cash reserves and maintains a strong balance sheet.
“Ascent’s year-to-date operating results have not met our expectations as uncertainty about the timing and pace of the economic recovery has led to ongoing volatility in the media marketplace,” said William Fitzgerald, Chief Executive Officer of Ascent Media Corporation and interim CEO of Ascent Media Group. “A consequence of the current environment is that our customers have continued to take a cautious approach to capital spending.”
Mr. Fitzgerald continued, “As always, we are tightly managing expenses to maximize profitability and cash flow and ensure that we are strongly positioned to respond as media services activity returns to a more normalized level. We are beginning to see positive indications of an upturn, including first half revenue improvement in our creative services business, a strengthening pipeline of feature film and other projects, and rising industry advertising estimates for the second half of 2010. We remain positive about AMG’s long-term growth potential as customers increasingly look to us for solutions to help manage and monetize their content.”
Ascent Media Group
Through its two operating segments, Creative Services and Content Services, AMG provides solutions for the creation, management, and distribution of content to major motion picture studios, independent producers, broadcast networks, programming networks, advertising agencies, and other companies that produce, own or distribute entertainment content.
AMG’s Content Services segment provides owners of first-run content as well as video and film libraries with a full suite of services that enable secure and efficient movement of content across the digital supply chain. AMG also provides the expertise and capacity to assemble and distribute cable and broadcast network programming via fiber, satellite, and the Internet to viewers around the world.

AMG’s Creative Services segment provides award-winning post-production and visual effects for feature films, entertainment television, and commercials.
Operating Results
Consolidated revenue for the three months ended June 30, 2010 was $99.5 million compared to $114.3 million for the three months ended June 30, 2009. Consolidated revenue for the six months ended June 30, 2010 was $204.0 million, compared to $229.5 million in the year ago period. The decline in second quarter and year-to-date revenue was driven primarily by a reduction in revenue from the Content Services segment.
The loss from continuing operations before income taxes totaled $17.5 million in the second quarter of 2010, compared to a loss of $12.4 million in the prior year period. Year-to-date, the loss from continuing operations before income taxes was $28.6 million compared to a loss of $23.2 million for the six months ended June 30, 2009.
For the three months ended June 30, 2010, Content Services revenue declined $13.5 million to $60.3 million. Year-to-date, Content Services revenue declined $29.6 million to $118.9 million. For both the three-month and year-to-date comparisons, the decline in Content Services revenue resulted principally from a reduction in systems integration revenue as well as smaller declines in revenue from digital and traditional media services from the prior year period.
Creative Services revenue for the second quarter ended June 30, 2010 decreased $1.3 million to $39.2 million mainly driven by reductions in feature film digital intermediate and telecine revenues. For the six months ended June 30, 2010, Creative services revenue increased $4.1 million to $85.2 million largely driven by higher editorial services revenue.
On a combined basis across both of AMG’s operating segments, adjusted OIBDA declined $4.2 million to $5.7 million during the second quarter. Year-to-date, segment adjusted OIBDA decreased $3.6 million to $16.2 million. The decline in segment adjusted OIBDA was primarily attributable to lower revenue in the period.
Content Services segment adjusted OIBDA declined $2.9 million to $4.5 million in the second quarter of 2010. For the six months ended June 30, 2010, Content Services group segment adjusted OIBDA decreased $3.8 million to $8.9 million. The decline in Content Services group adjusted OIBDA across both periods is principally due to the reduction in digital and traditional media services revenues.
Creative Services segment adjusted OIBDA decreased $1.4 million to $1.1 million in the second quarter of 2010. Year-to-date, Creative Services segment adjusted OIBDA increased $0.2 million to $7.3 million. The year-to-date increase was due to higher editorial services revenue and cost savings within the Company’s episodic television business, which offset the negative impact of lower revenue from digital intermediate and telecine feature film projects and higher costs resulting from the relocation of one facility.
Segment adjusted OIBDA is a non-GAAP measure of operating performance on a segment-by-segment basis and does not include various material expenses that are included in the measurement of loss from continuing operations before income taxes pursuant to GAAP. For a more complete discussion of segment adjusted OIBDA please see “Non-GAAP Financial Measures” and “Reconciliation for Total Segment Adjusted OIBDA” below.
Liquidity and Capital Resources
At June 30, 2010, Ascent Media had $284.7 million of consolidated cash and cash equivalents, as well as $95.6 million of liquid marketable securities. AMG’s cash flow from operating activities was $14.4 million for the six months ended June 30, 2010 compared to $17.7 million in the prior year period. During such periods, AMG used cash of $13.8 million and $16.1 million, respectively, to fund its capital expenditures.
Conference Call & Webcast
Ascent Media will host a conference call at 11:00 a.m. ET on Monday August 9, 2010 to discuss the Company’s business and financial results for the second quarter 2010 and may discuss the Company’s outlook.
To access the call please dial (866) 430-4291 from the United States, or (706) 634-8989 from outside the U.S. The conference call I.D. number is 87596588. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.
A replay of the call can be accessed through August 16, 2010 by dialing (800) 642-1687 from the U.S., or (706) 645-9291 from outside the U.S. The conference call I.D. number is 87596588. The call will also be available as a live webcast which can be accessed at AMC’s Investor Relations Website at http://www.ascentmediacorporation.com/Investor-Relations.aspx.
Non-GAAP Financial Measures
This press release includes a presentation of “segment adjusted OIBDA”, which is a non- GAAP financial measure, for each of AMG’s two operating segments, and on a combined basis for both the Content Services segment and the Creative Services segment, referred to herein as “combined segment adjusted OIBDA”. Ascent Media defines “segment adjusted OIBDA” as revenue less cost of services and selling, general and administrative expense (excluding stock-based and long-term incentive compensation and accretion expense on asset retirement obligations), determined in each case on a separate basis for the indicated operating segment only. The operating segments do not include corporate level G&A, or general and administrative expenses, which amounted to $6.9 million in the second quarter of 2010, compared to $6.7 million in the second quarter of 2009. Ascent Media believes that segment adjusted OIBDA is an important indicator of the operational strength and performance of its businesses, including each business’s ability to fund its ongoing capital expenditures and service any debt. In addition, this measure is used by Ascent Media’s management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based and long-term incentive compensation, accretion expense on asset retirement obligations, restructuring and impairment charges, gains/losses on the sale of operating assets and other income and expenses that are included in the measurement of earnings (loss) from continuing operations before income taxes pursuant to GAAP. Accordingly, segment adjusted OIBDA should be considered in addition to, but not as a substitute for, earnings (loss) from continuing operations before income taxes and other measures of financial performance prepared in accordance with GAAP. Because segment adjusted OIBDA excludes corporate and other SG&A and does not include an allocation for corporate overhead, segment adjusted OIBDA should not be used as a measure of our liquidity or as an indication of the operating results that could be expected if either operating segment were operated on a stand-alone basis. As companies often define non-GAAP financial measures differently, segment adjusted OIBDA as calculated by Ascent Media should not be compared to any similarly titled measures reported by other companies.
Forward Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about financial guidance, business strategies, market potential, future financial performance, new service and product launches and other matters that are not historical facts. These forward- looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation: economic conditions and industry trends including the timing of, and spending on, motion pictures, television and television advertising; competitor and market response to our services, including pricing acceptance and the acceptance of any new services; and our ability to identify attractive acquisition opportunities, consummate acquisitions on acceptable terms and integrate any acquired businesses. These forward looking statements speak only as of the date of this press release, and Ascent Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent Media, including the most recent Forms 10-Q and 10-K and any subsequently filed Form 8-K, for additional information about Ascent Media and about the risks and uncertainties related to Ascent Media’s business which may affect the statements made in this press release.

About Ascent Media Corporation and Ascent Media Group
Ascent Media Corporation is a holding company and owns 100 percent of its operating subsidiary, AMG, which is primarily engaged in the business of providing content and creative services to the media and entertainment industries in the United States, the United Kingdom and Singapore. AMG provides solutions for the creation, management and distribution of content to motion picture studios, independent producers, broadcast networks, programming networks, advertising agencies and other companies that produce, own and/or distribute entertainment, news, sports, corporate, educational, industrial and advertising content.

ASCENT MEDIA CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2010	2009
	amounts in thousands
Assets
Current assets:
Cash and cash equivalents	$284,688	292,914
Trade receivables, net	83,254	91,414
Prepaid expenses	11,525	9,756
Deferred income tax assets, net	71	562
Assets held for sale	—	2,817
Income taxes receivable	13,906	17,793
Other current assets	1,824	1,635

Total current assets	395,268	416,891

Investments in marketable securities	95,629	56,197
Property and equipment, net	173,798	187,498
Deferred income tax assets, net	—	1,029
Assets held for sale	—	9,261
Other assets, net	11,015	11,607

Total assets	$675,710	682,483

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,277	18,731
Accrued payroll and related liabilities	22,862	17,778
Other accrued liabilities	24,537	21,647
Deferred revenue	9,651	8,618
Liabilities related to assets held for sale	—	4,098

Total current liabilities	73,327	70,872

Deferred tax liabilities	1,067	—
Other liabilities	26,992	29,015

Total liabilities	101,386	99,887

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 45,000,000 shares; issued and outstanding 13,558,436 shares at June 30, 2010	135	134
Series B common stock, $.01 par value. Authorized 5,000,000 shares; issued and outstanding 734,027 shares at June 30, 2010	7	7
Series C common stock, $.01 par value. Authorized 45,000,000 shares; no shares issued	—	—
Additional paid-in capital	1,466,578	1,464,925
Accumulated deficit	(885,081)	(878,853)
Accumulated other comprehensive loss	(7,315)	(3,617)

Total stockholders’ equity	574,324	582,596

Total liabilities and stockholders’ equity	$675,710	682,483

ASCENT MEDIA CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Earnings (Loss)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
		amounts in thousands, except per share amounts
Net revenue	$99,508	114,269	204,027	229,526

Operating expenses:
Cost of services	74,448	83,755	148,573	166,763
Selling, general, and administrative, including stock-based and long-term incentive compensation	28,829	27,955	56,464	57,164
Restructuring and other charges	495	1,088	1,196	1,486
Loss on sale of operating assets	—	56	58	210
Depreciation and amortization	12,953	13,982	26,653	27,575

	116,725	126,836	232,944	253,198

Operating loss	(17,217)	(12,567)	(28,917)	(23,672)

Other income:
Interest income	888	605	1,570	1,156
Other expense, net	(1,188)	(450)	(1,274)	(716)

	(300)	155	296	440

Loss from continuing operations before income taxes	(17,517)	(12,412)	(28,621)	(23,232)

Income tax benefit from continuing operations	1,171	3,945	1,811	7,242

Net loss from continuing operations	(16,346)	(8,467)	(26,810)	(15,990)

Discontinued operations:
Earnings from discontinued operations	—	1,843	27,098	3,373
Income tax benefit (expense)	208	(580)	(6,516)	(1,035)

Earnings from discontinued operations, net of income tax	208	1,263	20,582	2,338

Net loss	(16,138)	(7,204)	(6,228)	(13,652)

Other comprehensive earnings (loss):
Foreign currency translation adjustments	344	6,722	(1,508)	5,426
Unrealized holding gains (losses), net of income tax	(2,563)	1,317	(2,324)	1,317
Pension liability adjustment	67	34	134	67

Other comprehensive earnings (loss)	(2,152)	8,073	(3,698)	6,810

Comprehensive earnings (loss)	$(18,290)	869	(9,926)	(6,842)

Basic and diluted earnings (loss) per share:
Continuing operations	$(1.15)	(0.60)	(1.89)	(1.14)
Discontinued operations	0.01	0.09	1.45	0.17

Net loss	$(1.14)	(0.51)	(0.44)	(0.97)

ASCENT MEDIA CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows

	Six months ended
	June 30,
	2010	2009
	amounts in thousands
Cash flows from operating activities:
Net loss	$(6,228)	(13,652)
Adjustments to reconcile net loss to net cash provided by operating activities:
Earnings from discontinued operations, net of income tax	(20,582)	(2,338)
Depreciation and amortization	26,653	27,575
Stock based compensation	1,793	1,262
Deferred income tax expense	2,587	2,500
Other non-cash activity, net	228	2,755
Changes in assets and liabilities:
Trade receivables	8,160	11,395
Prepaid expenses and other current assets	2,419	(8,382)
Payables and other liabilities	5,785	(6,104)
Operating activities from discontinued operations, net	(6,380)	2,698

Net cash provided by operating activities	14,435	17,709

Cash flows from investing activities:
Capital expenditures	(13,818)	(16,131)
Proceeds from sale of discontinued operations	34,828	—
Purchases of marketable securities	(41,756)	(29,965)
Cash paid for acquisitions	—	(2,702)
Proceeds from sale of operating assets	—	618
Equity investments	(959)	(971)
Investing activities from discontinued operations, net	—	(274)

Net cash used in investing activities	(21,705)	(49,425)

Cash flows from financing activities:
Payment of capital lease obligations	(957)	(888)
Issuance of common stock	1	—

Net cash used in financing activities	(956)	(888)

Net decrease in cash and cash equivalents	(8,226)	(32,604)

Cash and cash equivalents at beginning of period	292,914	341,517

Cash and cash equivalents at end of period	$284,688	308,913

ASCENT MEDIA CORPORATION AND SUBSIDIARIES
Reconciliation for Total Segment Adjusted OIBDA

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
		amounts in thousands
Adjusted OIBDA:
Content Services	$4,528	7,390	8,902	12,719
Creative Services	1,122	2,473	7,312	7,103

Total segment adjusted OIBDA	5,650	9,863	16,214	19,822
Corporate general and administrative expenses	(6,939)	(6,666)	(13,902)	(12,862)

Total adjusted OIBDA	(1,289)	3,197	2,312	6,960

Stock-based and long-term incentive compensation	(1,138)	(585)	(1,793)	(1,262)
Restructuring and other charges	(495)	(1,088)	(1,196)	(1,486)
Depreciation and amortization	(12,953)	(13,982)	(26,653)	(27,575)
Loss on sale of operating assets, net	—	(56)	(58)	(210)
Other income, net	(300)	155	296	440
Other	(1,342)	(53)	(1,529)	(99)

Loss from continuing operations before income taxes	$(17,517)	(12,412)	(28,621)	$(23,232)

Contacts:
Josh Hochberg
Sloane & Company
212-446-1892
Jhochberg@sloanepr.com
Erica Bartsch
Sloane & Company
212-446-1875
Ebartsch@sloanepr.com